Contact:        Jim Gustafson
Investor Relations
DaVita Inc.
(310) 536-2585
DaVita Inc. 3rd Quarter 2021 Results
Denver, Colorado, October 28, 2021 — DaVita Inc. (NYSE: DVA) announced financial and operating results for the quarter ended September 30, 2021.
"The third quarter was another strong quarter for DaVita in the face of a challenging operating environment," said Javier Rodriguez, CEO of DaVita Inc. "Despite another rise in COVID-19 case counts across the United States and an increasingly challenging labor market, we continue to provide high quality care to our patients and execute on our strategic objectives."
For the quarter, diluted earnings per share from continuing operations was $2.36, an increase of 84.4% from the prior year diluted earnings per share from continuing operations and an increase of 31.1% from the prior year adjusted diluted earnings per share from continuing operations.
Financial and operating highlights for the quarter ended September 30, 2021:
•Consolidated revenues were $2.938 billion.
•Operating income was $475 million.
•Diluted earnings per share was $2.36.
•Operating cash flow and free cash flow, both from continuing operations, were $567 million and $358 million, respectively.
•Repurchased 2.731 million shares of our common stock at an average cost of $123.14 per share.

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income attributable to DaVita Inc.:	(dollars in millions, except per share data)
Net income from continuing operations	$260	$159	$791	$590
Diluted per share	$2.36	$1.28	$7.08	$4.72
Adjusted net income from continuing operations(1)	$260	$223	$791	$697
Diluted per share adjusted(1)	$2.36	$1.80	$7.08	$5.58
Net income	$260	$159	$791	$600
Diluted per share	$2.36	$1.28	$7.08	$4.80

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 16.

	Three months ended September 30,				Nine months ended September 30,
	2021		2020		2021		2020
	Amount	Margin	Amount	Margin	Amount	Margin	Amount	Margin
Operating income:	(dollars in millions)
Operating income	$475	16.2%	$438	15.0%	$1,408	16.2%	$1,313	15.2%
Adjusted operating income(1)(2)	$475	16.2%	$438	15.0%	$1,408	16.2%	$1,364	15.8%

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 16.
(2)Adjusted operating income margin is adjusted operating income divided by consolidated revenues.
U.S. dialysis metrics:
Volume: Total U.S. dialysis treatments for the third quarter of 2021 were 7,466,197, or an average of 94,509 treatments per day, representing a per day change of (0.6)% and (2.5)% compared to the second quarter of 2021 and third quarter of 2020, respectively. Normalized non-acquired treatment growth in the third quarter of 2021 compared to the third quarter of 2020 was (1.7)%.

	Three months ended		Quarter change	Nine months ended		Year to date change
	September 30, 2021	June 30, 2021		September 30, 2021	September 30, 2020
Per treatment metrics:
Revenue	$360.54	$360.14	$0.40	$358.42	$349.82	$8.60
Patient care costs	$242.09	$236.90	$5.19	$239.24	$235.97	$3.27
General and administrative	$30.49	$31.72	$(1.23)	$30.85	$31.56	$(0.71)
Primary drivers of the changes in the table above were as follows:
Revenue: The quarter change was primarily due to favorable changes in commercial mix and increased hospital inpatient dialysis revenue per treatment driven by COVID-19, partially offset by unfavorable changes in government rates. The year to date change was primarily due to favorable changes in government rates related to an increase in the Medicare base rate in 2021 and the temporary suspension of Medicare sequestration, as well as favorable changes in government mix due to shifts to Medicare Advantage plans, increased hospital inpatient revenue per treatment and favorable changes in commercial mix.
Patient care costs: The quarter change was primarily due to an increase in compensation expenses driven by increased wage rates, health benefit expenses and payroll taxes, as well as increases in medical supply expense and utilities expense resulting from seasonality and lower expense in the second quarter of 2021 related to our virtual power purchase arrangements. These increases were partially offset by a decrease in insurance expense and other direct operating expenses associated with our dialysis centers. The year to date change was primarily due to increases in other direct operating expenses associated with our dialysis centers, medical supply expense, and compensation expenses related to increased wages and health benefit expenses due to lower than normal claims volume in the nine months ended September 30, 2020 due to COVID-19. These increases were partially offset by decreases in pharmaceutical unit costs and intensity and COVID-19-related costs, as well as a decline in utilities expense driven by our virtual power purchase arrangements.
General and administrative: The quarter change was due to declines in contributions to our charitable foundation and long-term incentive compensation, partially offset by an increase in professional fees. The year to date change was primarily due to decreases in advocacy costs and contributions to our charitable foundation, partially offset by increases in professional fees, compensation expenses related to labor costs, health benefits and payroll taxes, as well as increases in long-term incentive compensation.
Certain items impacting the quarter:
Share repurchases: During the three months ended September 30, 2021, we repurchased 2.731 million shares of our common stock for $336 million, at an average cost of $123.14 per share.
Subsequent to September 30, 2021 through October 27, 2021, we repurchased 1.229 million shares of our common stock for $140 million, at an average cost of $113.54 per share.

Financial and operating metrics:

	Three months ended September 30,		Twelve months ended September 30,
	2021	2020	2021	2020
Cash flow:	(dollars in millions)
Operating cash flow	$567	$483	$1,886	$2,175
Operating cash flow from continuing operations	$567	$483	$1,886	$2,172
Free cash flow from continuing operations (1)	$358	$287	$1,054	$1,393

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 16.

	Three months ended September 30, 2021	Nine months ended September 30, 2021
Effective income tax rate on:
Income from continuing operations	18.9%	20.0%
Income from continuing operations attributable to DaVita Inc.(1)	22.3%	23.3%
Adjusted income from continuing operations attributable to DaVita Inc.(1)	22.3%	23.3%

(1)For definitions of non-GAAP financial measures, see the note titled “Note on Non-GAAP Financial Measures” and related reconciliations beginning on page 16.
Center activity: As of September 30, 2021, we provided dialysis services to a total of approximately 241,600 patients at 3,155 outpatient dialysis centers, of which 2,822 centers were located in the United States and 333 centers were located in ten countries outside of the United States. During the third quarter of 2021, we acquired one dialysis center, opened a total of nine new dialysis centers and closed 15 dialysis centers in the United States. We also acquired three dialysis centers, opened one dialysis centers and closed two dialysis centers outside of the United States during the third quarter of 2021.
DaVita IKC: As of September 30, 2021, we have approximately 16,000 patients in risk-based integrated care arrangements representing approximately $1.7 billion in annualized medical spend. We have an additional 6,000 patients in other integrated care arrangements; we do not include the medical spend of these patients in this annualized medical spend estimate. See additional description of these metrics at Note 2.

Outlook:
The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, including those described below, and actual results may vary materially from these forward-looking measures. In particular, the widespread impact of the COVID-19 pandemic continues to generate significant risk and uncertainty, and as a result, our future results could vary materially from the guidance provided below. We do not provide guidance for operating income or diluted net income from continuing operations per share attributable to DaVita Inc. on a basis consistent with United States generally accepted accounting principles (GAAP) nor a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures on a forward-looking basis because we are unable to predict certain items contained in the GAAP measures without unreasonable efforts. These non-GAAP financial measures do not include certain items, including foreign currency fluctuations, which may be significant. The guidance for our effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. also excludes the amount of third party owners'
income and related taxes attributable to non-tax paying entities.

	Current 2021 guidance		Prior 2021 guidance
	Low	High	Low	High
	(dollars in millions, except per share data)
Adjusted operating income	$1,760	$1,810	$1,800	$1,875
Adjusted diluted net income from continuing operations per share attributable to DaVita Inc.	$8.80	$9.15	$8.80	$9.40
Free cash flow from continuing operations	$1,000	$1,200	$1,000	$1,200
We will be holding a conference call to discuss our results for the third quarter ended September 30, 2021, on October 28, 2021, at 5:00 p.m. Eastern Time. To join the conference call, please dial (877) 918-6630 from the U.S. or (517) 308-9042 from outside the U.S., and provide the operator the password 'Earnings'. A replay of the conference call will be available on our website at investors.davita.com for the following 30 days.

Forward looking statements
DaVita Inc. and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this release, filings with the Securities and Exchange Commission (SEC), reports to stockholders and in meetings with investors and analysts. All statements in this release, during the related presentation or other meetings, other than statements of historical fact, are forward-looking statements and as such are intended to be covered by the safe harbor for "forward-looking statements" provided by the PSLRA. These forward-looking statements could include, among other things, DaVita's response to and the expected future impacts of the novel coronavirus (COVID-19), including statements about our balance sheet and liquidity, our expenses and expense offsets, revenues, billings and collections, potential need, ability or willingness to use any funds under government relief programs, availability or cost of supplies, treatment volumes, mix expectation, such as the percentage or number of patients under commercial insurance, the availability, acceptance, impact, administration and efficacy of COVID-19 vaccines, treatments and therapies, the continuing impact on the U.S. and global economies, unemployment and labor market conditions, and overall impact on our patients and teammates, as well as other statements regarding our future operations, financial condition and prospects, expenses, strategic initiatives, government and commercial payment rates, expectations related to value-based care, integrated kidney care, and Medicare Advantage plan enrollment and our ongoing stock repurchase program, and statements related to our guidance and expectations for future periods and the assumptions underlying any such projections. All statements in this release, other than statements of historical fact, are forward-looking statements. Without limiting the foregoing, statements including the words "expect," "intend," "will," "could," "plan," "anticipate," "believe," "forecast," "guidance," "outlook," "goals," and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on DaVita's current expectations and are based solely on information available as of the date of this release. DaVita undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law. Actual future events and results could differ materially from any forward-looking statements due to numerous factors that involve substantial known and unknown risks and uncertainties. These risks and uncertainties include, among other things:
•the continuing impact of the dynamic and evolving COVID-19 pandemic, including, without limitation, on our patients, teammates, physician partners, suppliers, business, operations, reputation, financial condition and results of operations; the government’s response to the COVID-19 pandemic, including, among other things, federal, state and local vaccine mandates or surveillance testing requirements; the availability, acceptance, impact and efficacy of COVID-19 vaccines, treatments and therapies; further spread or resurgence of the virus, including as a result of the emergence of new strains of the virus, such as the Delta variant; the continuing impact of the pandemic on our revenue and non-acquired growth due to lower treatment volumes; the pandemic's continuing impact on the U.S. and global economies, unemployment, labor market conditions, inflation and evolving monetary policies; any potential negative impact on our commercial mix, which may persist even after the pandemic subsides; and continuing COVID-19-related costs, such as increased costs to procure equipment and clinical supplies, and higher salary and wage expense driven in part by labor market conditions and a high demand for our clinical personnel, any of which may also have the effect of heightening many of the other risks and uncertainties discussed below;
•the concentration of profits generated by higher-paying commercial payor plans for which there is continued downward pressure on average realized payment rates, and a reduction in the number or percentage of our patients under such plans, including, without limitation, as a result of restrictions or prohibitions on the use and/or availability of charitable premium assistance, which may result in the loss of revenues or patients, or our making incorrect assumptions about how our patients will respond to any change in financial assistance from charitable organizations;
•our ability to successfully implement our strategies with respect to home-based dialysis, value-based care and/or integrated kidney care in the desired time frame and in a complex, dynamic and highly regulated environment, including, among other things, maintaining our existing business; recovering our investments; entering into agreements with payors, third party vendors and others on terms that are competitive and, as appropriate, prove actuarially sound; structuring agreements and arrangements to comply with evolving rules and regulations; and further developing our integrated care and other capabilities to provide competitive programs at scale;
•the extent to which the ongoing implementation of healthcare reform, or changes in or new legislation, regulations or guidance, enforcement thereof or related litigation result in a reduction in coverage or reimbursement rates for our services, a reduction in the number of patients enrolled in higher-paying commercial plans or that are enrolled in or select Medicare Advantage plans or other material impacts to our business; or our making incorrect assumptions about how our patients will respond to any such developments;
•a reduction in government payment rates under the Medicare End Stage Renal Disease program or other government-based programs and the impact of the Medicare Advantage benchmark structure;

•risks arising from potential changes in laws, regulations or requirements applicable to us, such as potential and proposed federal and/or state legislation, regulation, ballot, executive action or other initiatives, including those related to healthcare and/or labor matters, such as AB 290 in California;
•the impact of the political environment and related developments on the current healthcare marketplace and on our business, including with respect to the Affordable Care Act, the exchanges and many other core aspects of the current healthcare marketplace, as well as the composition of the U.S. Supreme Court and the current presidential administration and congressional majority;
•our ability to attract, retain and motivate teammates and our ability to manage operating cost increases or productivity decreases whether due to union organizing activities, legislative or other changes, demand for labor, volatility and uncertainty in the labor market, the current highly competitive labor market conditions, or other reasons;
•noncompliance by us or our business associates with any privacy or security laws or any security breach by us or a third party involving the misappropriation, loss or other unauthorized use or disclosure of confidential information;
•changes in pharmaceutical practice patterns, reimbursement and payment policies and processes, or pharmaceutical pricing, including with respect to hypoxia inducible factors, among other things;
•legal and compliance risks, such as our continued compliance with complex, and at times, evolving government regulations and requirements;
•continued increased competition from dialysis providers and others, and other potential marketplace changes, including increased investment in and availability of funding to new entrants in the dialysis and pre-dialysis marketplace;
•our ability to maintain contracts with physician medical directors, changing affiliation models for physicians, and the emergence of new models of care introduced by the government or private sector that may erode our patient base and reimbursement rates, such as accountable care organizations, independent practice associations and integrated delivery systems;
•our ability to complete acquisitions, mergers, dispositions, joint ventures or other strategic transactions that we might announce or be considering, on terms favorable to us or at all, or to integrate and successfully operate any business we may acquire or have acquired, or to successfully expand our operations and services in markets outside the United States, or to businesses outside of dialysis;
•the variability of our cash flows, including without limitation any extended billing or collections cycles; the risk that we may not be able to generate or access sufficient cash in the future to service our indebtedness or to fund our other liquidity needs; and the risk that we may not be able to refinance our indebtedness as it becomes due, on terms favorable to us or at all;
•factors that may impact our ability to repurchase stock under our stock repurchase program and the timing of any such stock repurchases, as well as our use of a considerable amount of available funds to repurchase stock;
•risks arising from the use of accounting estimates, judgments and interpretations in our financial statements;
•impairment of our goodwill, investments or other assets; and
•the other risk factors, trends and uncertainties set forth in our Annual Report on Form 10-K for the year ended December 31, 2020 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2021 and June 30, 2021, and the risks and uncertainties discussed in any subsequent reports that we file or furnish with the SEC from time to time.
The financial information presented in this release is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2021.

DAVITA INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(dollars and shares in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Dialysis patient service revenues	$2,837,940	$2,781,650	$8,370,484	$8,253,128
Other revenues	100,379	142,416	304,346	392,154
Total revenues	2,938,319	2,924,066	8,674,830	8,645,282
Operating expenses:
Patient care costs	2,008,589	1,971,719	5,912,196	5,931,732
General and administrative	293,095	363,280	872,612	943,065
Depreciation and amortization	170,462	156,894	505,852	468,949
Equity investment income, net	(8,704)	(5,496)	(23,785)	(27,681)
Loss on changes in ownership interest, net	—	—	—	16,252
Total operating expenses	2,463,442	2,486,397	7,266,875	7,332,317
Operating income	474,877	437,669	1,407,955	1,312,965
Debt expense	(72,829)	(73,658)	(213,167)	(243,642)
Debt prepayment, refinancing and redemption charges	—	(86,074)	—	(89,022)
Other (loss) income, net	(7,590)	5,395	8,766	10,590
Income from continuing operations before income taxes	394,458	283,332	1,203,554	990,891
Income tax expense	74,704	65,792	241,224	240,564
Net income from continuing operations	319,754	217,540	962,330	750,327
Net income from discontinued operations, net of tax	—	—	—	9,980
Net income	319,754	217,540	962,330	760,307
Less: Net income attributable to noncontrolling interests	(60,000)	(58,866)	(171,353)	(160,438)
Net income attributable to DaVita Inc.	$259,754	$158,674	$790,977	$599,869

Earnings per share attributable to DaVita Inc.:
Basic net income from continuing operations	$2.48	$1.31	$7.41	$4.81
Basic net income	$2.48	$1.31	$7.41	$4.89
Diluted net income from continuing operations	$2.36	$1.28	$7.08	$4.72
Diluted net income	$2.36	$1.28	$7.08	$4.80

Weighted average shares for earnings per share:
Basic shares	104,793	120,905	106,685	122,582
Diluted shares	109,838	123,954	111,666	124,927

Amounts attributable to DaVita Inc.:
Net income from continuing operations	$259,754	$158,674	$790,977	$589,889
Net income from discontinued operations	—	—	—	9,980
Net income attributable to DaVita Inc.	$259,754	$158,674	$790,977	$599,869

DAVITA INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(unaudited)
(dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net income	$319,754	$217,540	$962,330	$760,307
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on interest rate cap agreements:
Unrealized (losses) gains	(357)	(1,628)	2,466	(16,470)
Reclassifications of net realized losses into net income	1,034	1,034	3,100	4,280
Unrealized (losses) gains on foreign currency translation:	(54,528)	13,171	(59,162)	(62,842)
Other comprehensive (loss) income	(53,851)	12,577	(53,596)	(75,032)
Total comprehensive income	265,903	230,117	908,734	685,275
Less: Comprehensive income attributable to noncontrolling interests	(60,000)	(58,866)	(171,353)	(160,438)
Comprehensive income attributable to DaVita Inc.	$205,903	$171,251	$737,381	$524,837

DAVITA INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(unaudited)
(dollars in thousands)

	Nine months ended September 30,
	2021	2020
Cash flows from operating activities:
Net income	$962,330	$760,307
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	505,852	468,949
Debt prepayment, refinancing and redemption charges	—	86,957
Stock-based compensation expense	75,898	67,217
Deferred income taxes	56,724	191,783
Equity investment (income) loss, net	(1,687)	3,026
Loss on sales of business interests, net	—	16,252
Other non-cash charges, net	13,418	(7,980)
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(205,792)	(12,405)
Inventories	(2,490)	(8,445)
Other receivables and prepaid and other current assets	144,967	(62,025)
Other long-term assets	(19,663)	(1,853)
Accounts payable	(47,412)	445
Accrued compensation and benefits	(7,176)	(12,124)
Other current liabilities	(87,842)	123,833
Income taxes	22,609	(100,160)
Other long-term liabilities	(8,748)	(19,547)
Net cash provided by operating activities	1,400,988	1,494,230
Cash flows from investing activities:
Additions of property and equipment	(451,909)	(449,896)
Acquisitions	(45,143)	(112,597)
Proceeds from asset and business sales	46,578	83,339
Purchase of debt investments held-to-maturity	(13,274)	(147,829)
Purchase of other debt and equity investments	(2,609)	(3,388)
Proceeds from debt investments held-to-maturity	13,274	148,341
Proceeds from sale of other debt and equity investments	11,976	3,434
Purchase of intangible assets	(745)	—
Purchase of equity method investments	(7,925)	(9,613)
Distributions from equity method investments	1,592	902
Net cash used in investing activities	(448,185)	(487,307)
Cash flows from financing activities:
Borrowings	1,613,036	3,826,484
Payments on long-term debt	(812,659)	(3,927,411)
Deferred financing costs	(9,091)	(105,705)
Purchase of treasury stock	(882,411)	(1,025,878)
Distributions to noncontrolling interests	(177,146)	(179,098)
Net payments related to stock purchases and awards	(59,849)	3,838
Contributions from noncontrolling interests	28,295	32,854
Proceeds from sales of additional noncontrolling interest	2,880	—
Purchases of noncontrolling interests	(11,658)	(6,782)
Net cash used in financing activities	(308,603)	(1,381,698)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,381)	(16,606)
Net increase in cash, cash equivalents and restricted cash	636,819	(391,381)
Less: Net increase in cash, cash equivalents and restricted cash from discontinued operations	—	—
Net increase (decrease) in cash, cash equivalents and restricted cash from continuing operations	636,819	(391,381)
Cash, cash equivalents and restricted cash of continuing operations at beginning of the year	501,790	1,208,718
Cash, cash equivalents and restricted cash of continuing operations at end of the period	$1,138,609	$817,337

DAVITA INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(dollars and shares in thousands, except per share data)

	September 30, 2021	December 31, 2020
ASSETS
Cash and cash equivalents	$1,045,742	$324,958
Restricted cash and equivalents	92,867	176,832
Short-term investments	26,690	20,101
Accounts receivable	2,027,599	1,824,282
Inventories	114,096	111,625
Other receivables	410,796	544,376
Prepaid and other current assets	69,060	76,387
Income tax receivable	52,688	70,163
Total current assets	3,839,538	3,148,724
Property and equipment, net of accumulated depreciation of $4,838,262 and $4,480,429, respectively	3,463,212	3,521,824
Operating lease right-of-use assets	2,860,172	2,863,089
Intangible assets, net of accumulated amortization of $66,455 and $70,141, respectively	152,121	166,585
Equity method and other investments	243,163	257,491
Long-term investments	33,598	32,193
Other long-term assets	101,469	79,501
Goodwill	6,940,667	6,919,109
	$17,633,940	$16,988,516
LIABILITIES AND EQUITY
Accounts payable	$387,712	$434,253
Other liabilities	723,080	810,529
Accrued compensation and benefits	683,045	685,555
Current portion of operating lease liabilities	388,089	369,497
Current portion of long-term debt	166,818	168,541
Income tax payable	14,309	7,768
Total current liabilities	2,363,053	2,476,143
Long-term operating lease liabilities	2,716,707	2,738,670
Long-term debt	8,770,883	7,917,263
Other long-term liabilities	163,051	150,060
Deferred income taxes	868,078	809,600
Total liabilities	14,881,772	14,091,736
Commitments and contingencies
Noncontrolling interests subject to put provisions	1,423,917	1,330,028
Equity:
Preferred stock ($0.001 par value, 5,000 shares authorized; none issued)	—	—
Common stock ($0.001 par value, 450,000 shares authorized; 110,886 and 103,136 shares issued and outstanding at September 30, 2021, respectively, and 109,933 shares issued and outstanding at December 31, 2020)	111	110
Additional paid-in capital	525,009	597,073
Retained earnings	1,643,514	852,537
Treasury stock (7,750 and zero shares, respectively)	(899,447)	—
Accumulated other comprehensive loss	(119,750)	(66,154)
Total DaVita Inc. shareholders' equity	1,149,437	1,383,566
Noncontrolling interests not subject to put provisions	178,814	183,186
Total equity	1,328,251	1,566,752
	$17,633,940	$16,988,516

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA
(unaudited)
(dollars in millions and shares in thousands, except per share and per treatment data)

	Three months ended			Nine months ended September 30, 2021
	September 30, 2021	June 30, 2021	September 30, 2020
1. Consolidated business metrics:
Operating margin	16.2%	16.8%	15.0%	16.2%
Adjusted operating margin excluding certain items(1)(2)	16.2%	16.8%	15.0%	16.2%
General and administrative expenses as a percent of consolidated revenues(3)	10.0%	10.2%	12.4%	10.1%
Effective income tax rate on income from continuing operations	18.9%	18.8%	23.2%	20.0%
Effective income tax rate on income from continuing operations attributable to DaVita Inc.(1)	22.3%	21.6%	29.2%	23.3%
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.(1)	22.3%	21.6%	28.0%	23.3%

2. Summary of financial results:
Revenues:
U.S. dialysis patient services and other	$2,698	$2,676	$2,694	$7,964
Other—Ancillary services
U.S. other	92	88	125	279
International dialysis patient service and other	171	174	147	507
	262	261	271	785
Eliminations	(22)	(21)	(41)	(75)
Total consolidated revenues	$2,938	$2,917	$2,924	$8,675
Operating income (loss):
U.S. dialysis	$510	$534	$471	$1,524
Other—Ancillary services
U.S.	(20)	(28)	(14)	(73)
International(4)	13	10	7	36
	(7)	(18)	(7)	(37)
Corporate administrative support expenses	(28)	(25)	(26)	(79)
Total consolidated operating income	$475	$490	$438	$1,408

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions and shares in thousands, except per share and per treatment data)

	Three months ended			Nine months ended September 30, 2021
	September 30, 2021	June 30, 2021	September 30, 2020
3. Summary of reportable segment financial results and metrics:
U.S. dialysis
Financial results
Revenue:
Dialysis patient service revenues	$2,692	$2,670	$2,677	$7,945
Other revenues	6	6	17	19
Total operating revenues	2,698	2,676	2,694	7,964
Operating expenses:
Patient care costs	1,808	1,756	1,781	5,303
General and administrative	228	235	303	684
Depreciation and amortization	161	160	148	477
Equity investment income	(8)	(9)	(9)	(23)
Total operating expenses	2,188	2,143	2,224	6,441
Segment operating income	$510	$534	$471	$1,524
Metrics
Volume:
Treatments	7,466,197	7,413,497	7,656,173	22,166,628
Number of treatment days	79.0	78.0	79.0	234.0
Average treatments per day	94,509	95,045	96,914	94,729
Per day year-over-year (decrease) increase	(2.5)%	(2.1)%	(0.2)%	(2.3)%
Normalized year-over-year non-acquired treatment growth(5)	(1.7)%	(1.9)%	0.6%
Operating net revenues:
Average patient service revenue per treatment	$360.54	$360.14	$349.63	$358.42
Expenses:
Patient care costs per treatment	$242.09	$236.90	$232.57	$239.24
General and administrative expenses per treatment	$30.49	$31.72	$39.62	$30.85
Accounts receivable:
Receivables	$1,853	$1,766	$1,670
DSO	64	61	58

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA - continued
(unaudited)
(dollars in millions and shares in thousands, except per share and per treatment data)

	Three months ended			Nine months ended September 30, 2021
	September 30, 2021	June 30, 2021	September 30, 2020
4. Cash flow:
Operating cash flow	$567	$680	$483	$1,401
Operating cash flow from continuing operations	$567	$680	$483	$1,401
Operating cash flow from continuing operations, last twelve months	$1,886	$1,802	$2,172
Free cash flow from continuing operations(1)	$358	$503	$287	$843
Free cash flow from continuing operations, last twelve months(1)	$1,054	$982	$1,393
Capital expenditures from continuing operations:
Routine maintenance/IT/other	$108	$91	$84	$289
Development and relocations	$50	$58	$75	$163
Acquisition expenditures	$21	$20	$68	$45
Proceeds from sale of self-developed properties	$14	$13	$11	$43

5. Debt and capital structure:
Total debt(6)	$8,997	$9,046	$8,111
Net debt, net of cash and cash equivalents(6)	$7,951	$8,002	$7,401
Leverage ratio (see calculation on page 14)	3.25x	3.30x	2.96x
Weighted average effective interest rate:
During the quarter	3.34%	3.36%	3.31%
At end of the quarter	3.34%	3.33%	3.11%
On the senior secured credit facilities at end of the quarter	2.16%	2.16%	2.11%
Debt with fixed and capped rates as a percentage of total debt:
Debt with rates fixed by its terms	51%	51%	45%
Debt with rates fixed by its terms or capped by cap agreements	90%	90%	88%
Amount spent on share repurchases	$336	$241	$725	$899
Number of shares repurchased	2,731	2,070	8,232	7,750
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

(1)These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, and for a definition of adjusted amounts, see attached reconciliation schedules.
(2)Adjusted operating income margin is adjusted operating income divided by consolidated revenues.
(3)General and administrative expenses include certain corporate support, long-term incentive compensation, advocacy costs and charitable contributions.
(4)The reported operating income for the three months ended September 30, 2021, June 30, 2021 and September 30, 2020 and nine months ended September 30, 2021 includes foreign currency gains (losses) embedded in equity method income recognized from our Asia Pacific joint venture of approximately $1.8, $(0.1), $(2.9) and $4.4 respectively.
(5)Normalized non-acquired treatment growth reflects year-over-year growth in treatment volume, adjusted to exclude acquisitions and other similar transactions, and further adjusted to normalize for the number and mix of treatment days in a given quarter versus the prior year quarter.
(6)The debt amounts as of September 30, 2021, June 30, 2021 and September 30, 2020 presented exclude approximately $59.8, $62.9 and $80.9, respectively, of debt discount, premium and other deferred financing costs related to our senior secured credit facilities and senior notes in effect or outstanding at that time.

DAVITA INC.
SUPPLEMENTAL FINANCIAL DATA-continued
(unaudited)
(dollars in millions)
Note 1: Calculation of the Leverage Ratio
Under our senior secured credit facilities (the Credit Agreement) dated August 12, 2019, the leverage ratio is defined as (a) all funded debt plus the face amount of all letters of credit issued, minus unrestricted cash and cash equivalents (including short-term investments) not to exceed $750 divided by (b) “Consolidated EBITDA.” The leverage ratio determines the interest rate margin payable by the Company for its Term Loan A and revolving line of credit under the Credit Agreement by establishing the margin over the base interest rate (LIBOR) that is applicable. The calculation below is based on the last twelve months of “Consolidated EBITDA,” as of the end of the reported period and pro forma for acquisitions or divestitures that occurred during the period, and “Consolidated net debt” at the end of the reported period, each as defined in the Credit Agreement. The Company’s management believes the presentation of “Consolidated EBITDA” is useful to investors to enhance their understanding of the Company’s leverage ratio under its Credit Agreement. The leverage ratio calculated by the Company is a non-GAAP measure and should not be considered a substitute for the ratio of total debt to operating income, determined in accordance with GAAP. The Company’s calculation of its leverage ratio might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures of other companies.

	Twelve months ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net income attributable to DaVita Inc. from continuing operations (1)	$984	$883	$832
Income taxes	315	306	322
Interest expense	250	251	297
Depreciation and amortization	667	654	627
Noncontrolling interests and equity investment income, net	241	248	226
Stock-settled stock-based compensation	98	99	86
Debt prepayment, refinancing and redemption charges	—	86	89
Loss on changes in ownership interest, net	—	—	16
Other	2	5	18
“Consolidated EBITDA”	$2,558	$2,532	$2,515

	September 30, 2021	June 30, 2021	September 30, 2020
Total debt, excluding debt discount and other deferred financing costs(2)	$8,997	$9,046	$8,111
Letters of credit issued	69	69	65
	9,067	9,115	8,176
Less: Cash and cash equivalents including short-term investments(3)	(750)	(750)	(719)
Consolidated net debt	$8,317	$8,365	$7,457
Last twelve months “Consolidated EBITDA”	$2,558	$2,532	$2,515
Leverage ratio	3.25x	3.30x	2.96x
Maximum leverage ratio permitted under the Credit Agreement	5.00x	5.00x	5.00x
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

(1)The net income measure presented is our net income from continuing operations attributable to DaVita Inc., since the Credit Agreement requires divestitures to be reflected on a pro forma basis for our leverage ratio calculation, and this measure of net income already excludes our discontinued operations divested.
(2)The debt amounts as of September 30, 2021, June 30, 2021 and September 30, 2020 presented exclude approximately $59.8, $62.9, and $80.9, respectively, of debt discount, premium and other deferred financing costs related to our senior secured credit facilities and senior notes in effect at that time.
(3)This excludes amounts not readily convertible to cash related to the Company's non-qualified deferred compensation plans for all periods presented. The Credit Agreement limits the amount deducted for cash and cash equivalents, including short-term investments, to the lesser of all unrestricted cash and cash equivalents, including short-term investments of the Company or $750.

DAVITA INC.
VALUE-BASED CARE METRICS
(unaudited)
Note 2:    Value-Based Care Metrics
The Company’s Integrated Kidney Care (IKC) business is party to a variety of value-based care (VBC) contracts under which the Company assumes full or shared financial risk for the total medical cost of care for patients. The amount of medical spend associated with value-based contracts that the Company discloses represents the aggregate estimated benchmark amount above or below which the Company will incur profit or loss on these contracts. This metric is an annualization of the Company's estimate of this amount for the last month of the quarter.

A number of these value-based care contracts are subject to complex or novel patient attribution mechanics and benchmark adjustments, some of which are based on information not reported to us until periods after we report our quarterly results. As a result, the Company’s estimates of its patients under, and the dollar amount of, its value-based contracts remain subject to estimation uncertainty.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES
(unaudited)
Note on Non-GAAP Financial Measures
As used in this press release, the term “adjusted” refers to non-GAAP measures as follows, each as reconciled to its most comparable GAAP measure as presented in the non-GAAP reconciliations in the notes to this press release: (i) for income measures, the term “adjusted” refers to operating performance measures that exclude certain items such as impairment charges, (gain) loss on ownership changes, restructuring charges, accruals for legal matters and debt prepayment and refinancing charges; and (ii) the term “effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.” represents the Company’s effective tax rate excluding applicable non-GAAP items and noncontrolling owners’ income, which primarily relates to non-tax paying entities.
These non-GAAP or “adjusted” measures are presented because management believes these measures are useful adjuncts to GAAP results. However, these non-GAAP measures should not be considered alternatives to the corresponding measures determined under GAAP.
Specifically, management uses adjusted operating income, adjusted net income from continuing operations attributable to DaVita Inc. and adjusted diluted net income from continuing operations per share attributable to DaVita Inc. to compare and evaluate our performance period over period and relative to competitors, to analyze the underlying trends in our business, to establish operational budgets and forecasts and for incentive compensation purposes. We believe these non-GAAP measures also are useful to investors and analysts in evaluating our performance over time and relative to competitors, as well as in analyzing the underlying trends in our business. Furthermore, we believe these presentations enhance a user's understanding of our normal consolidated results by excluding certain items which we do not believe are indicative of our ordinary results of operations. As a result, adjusting for these amounts allows for comparison to our normalized prior period results.
In addition, the effective income tax rate on income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income, which primarily relates to non-tax paying entities.
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. excludes noncontrolling owners' income and certain non-deductible and other charges which we do not believe are indicative of our ordinary results. Accordingly, we believe these adjusted effective income tax rates are useful to management, investors and analysts in evaluating our performance and establishing expectations for income taxes incurred on our ordinary results attributable to DaVita Inc.
Finally, free cash flow from continuing operating represents net cash provided by operating activities from continuing operations less distributions to noncontrolling interests and all capital expenditures (including development capital expenditures, routine maintenance and information technology); plus contributions from noncontrolling interests and proceeds from the sale of self-developed properties. Management uses this measure to assess our ability to fund acquisitions and meet our debt service obligations and we believe this measure is equally useful to investors and analysts as an adjunct to cash flows from operating activities from continuing operations and other measures under GAAP.
It is important to bear in mind that these non-GAAP "adjusted" measures are not measures of financial performance or liquidity under GAAP and should not be considered in isolation from, nor as substitutes for, their most comparable GAAP measures.
The following Notes 3 through 6 provide reconciliations of the non-GAAP financial measures presented in this press release to their most comparable GAAP measures.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except per share data)
Note 3:    Adjusted net income from continuing operations and adjusted diluted net income from continuing operations per share attributable to DaVita Inc.

	Three months ended
	September 30, 2021		June 30, 2021		September 30, 2020
	Dollars	Per share	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$260	$2.36	$294	$2.64	$159	$1.28
Debt prepayment, refinancing and redemption charges	—	—	—	—	86	0.69
Related income tax	—	—	—	—	(21)	(0.17)
Adjusted net income from continuing operations attributable to DaVita Inc.	$260	$2.36	$294	$2.64	$223	$1.80
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

	Nine months ended
	September 30, 2021		September 30, 2020
	Dollars	Per share	Dollars	Per share
Net income from continuing operations attributable to DaVita Inc.	$791	$7.08	$590	$4.72
Operating charges:
Loss on changes in ownership interests, net	—	—	16	0.13
General and administrative:
Accruals for legal matters	—	—	35	0.28
Debt refinancing charges	—	—	89	0.71
Related income tax	—	—	(33)	(0.27)
Adjusted net income from continuing operations attributable to DaVita Inc.	$791	$7.08	$697	$5.58
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except per share data)
Note 4:    Adjusted operating income

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Consolidated:
Operating income	$475	$490	$438	$1,408	$1,313
Operating charges:
Loss on changes in ownership interests, net	—	—	—	—	16
General and administrative:
Accruals for legal matters	—	—	—	—	35
Adjusted operating income	$475	$490	$438	$1,408	$1,364

	Three months ended			Nine months ended
	September 30, 2021	June 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Consolidated:
U.S. dialysis:
Segment operating income	510	534	471	1,524	1,485
Other - Ancillary services:
U.S.
Segment operating loss	(20)	(28)	(14)	(73)	(74)
Loss on changes in ownership interests, net	—	—	—	—	16
Adjusted operating loss	(20)	(28)	(14)	(73)	(58)
International
Segment operating income	$13	$10	$7	$36	$25
Adjusted Other - Ancillary services operating loss	$(7)	$(18)	$(7)	$(37)	$(33)
Corporate administrative support expenses:
Segment expenses	$(28)	$(25)	$(26)	$(79)	$(123)
Accruals for legal matters	$—	$—	$—	$—	$35
Adjusted Corporate administrative support expenses	$(28)	$(25)	$(26)	$(79)	$(88)
Adjusted operating income	$475	$490	$438	$1,408	$1,364
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions, except per share data)
Note 5:    Effective income tax rates on income from continuing operations attributable to DaVita Inc.

	Three months ended			Nine months ended September 30, 2021
	September 30, 2021	June 30, 2021	September 30, 2020
Income from continuing operations before income taxes	$394	$432	$283	$1,204
Less: Noncontrolling owners’ income primarily attributable to non-tax paying entities	(60)	(58)	(59)	(172)
Income from continuing operations before income taxes attributable to DaVita Inc.	$334	$375	$224	$1,032

Income tax expense for continuing operations	$75	$81	$66	$241
Less: Income tax attributable to noncontrolling interests	—	—	—	(1)
Income tax expense from continuing operations attributable to DaVita Inc.	$75	$81	$65	$241

Effective income tax rate on income from continuing operations attributable to DaVita Inc.	22.3%	21.6%	29.2%	23.3%
The effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc. is computed as follows:

	Three months ended			Nine months ended September 30, 2021
	September 30, 2021	June 30, 2021	September 30, 2020
Income from continuing operations before income taxes	$394	$432	$283	$1,204
Debt prepayment, refinancing and redemption charges	—	—	86	—
Noncontrolling owners’ income primarily attributable to non-tax paying entities	(60)	(58)	(59)	(172)
Adjusted income from continuing operations before income taxes attributable to DaVita Inc.	$334	$375	$310	$1,032
Income tax expense	$75	$81	$66	$241
Plus income tax related to:
Debt prepayment, refinancing and redemption charges	—	—	21	—
Less income tax related to:
Noncontrolling interests	—	—	—	(1)
Income tax on adjusted income from continuing operations attributable to DaVita Inc.	$75	$81	$87	$241
Effective income tax rate on adjusted income from continuing operations attributable to DaVita Inc.	22.3%	21.6%	28.0%	23.3%
Certain columns, rows or percentages may not sum or recalculate due to the presentation of rounded numbers.

DAVITA INC.
RECONCILIATIONS FOR NON-GAAP MEASURES - continued
(unaudited)
(dollars in millions)
Note 6:    Free cash flow from continuing operations

	Three months ended			Nine months ended September 30, 2021
	September 30, 2021	June 30, 2021	September 30, 2020
Net cash provided by continuing operating activities	$567	$680	$483	$1,401
Less: Distributions to noncontrolling interests	(78)	(45)	(61)	(177)
Plus: Contributions from noncontrolling interests	12	5	12	28
Cash provided by operating activities from continuing operations	$502	$639	$434	$1,252
Less: Expenditures for routine maintenance and information technology	(108)	(91)	(84)	(289)
Less: Expenditures for development	(50)	(58)	(75)	(163)
Plus: Proceeds from sale of self-developed properties	14	13	11	43
Free cash flow from continuing operations	$358	$503	$287	$843

	Twelve months ended
	September 30, 2021	June 30, 2021	September 30, 2020
Net cash provided by operating activities from continuing operations	$1,886	$1,802	$2,172
Less: Distributions to noncontrolling interests	(251)	(234)	(255)
Plus: Contributions from noncontrolling interests	38	38	46
Cash provided by operating activities from continuing operations	$1,673	$1,606	$1,963
Less: Expenditures for routine maintenance and information technology	(449)	(425)	(370)
Less: Expenditures for development	(227)	(252)	(300)
Plus: Proceeds from sale of self-developed properties	57	54	99
Free cash flow from continuing operations	$1,054	$982	$1,393
Certain columns or rows may not sum or recalculate due to the presentation of rounded numbers.